SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following employee communication may be provided to shareholders of Argo Group International Holdings, Ltd.

Dear Argo Team Members,

Argo Group’s Annual General Meeting is scheduled for May 24, 2019. If you were a shareholder as of March 11, 2019 (including through our Employee Stock Purchase Plan), you will have the right to vote at the meeting. As you may know, a San Francisco-based activist hedge fund, Voce Capital, is soliciting proxies to replace five of our current 13 directors with five new director nominees hand-picked by Voce Capital. Voce Capital has offered no information about how Voce Capital’s nominees would impact or change our business. Meanwhile, your Board and management team are committed to continuing to deliver substantial and enduring value for shareholders and to continuing to make Argo a thriving, leading business in our industry for years to come.

I encourage all Argo employees who own shares to please cast your vote to support your Board at this year’s meeting. You will receive voting materials in the mail from E*Trade, and we encourage you to vote as soon as you receive those materials. Your vote will be critical to ensuring that Argo continues on its path to success. Your Board does not endorse any of Voce Capital’s nominees or proposals. We urge you to discard any proxy cards or voting instructions sent by Voce Capital.

Argo Group’s Employee Equity Plans are administered by E*TRADE. Participants will receive proxy information from E*Trade for shares they own through the plans. In the past, participants have received an email from E*Trade with voting instructions. This year, however, employees will receive voting instructions from E*Trade by mail.

Please note that the deadline to cast your vote is 10:30 a.m. Eastern Daylight Time on May 22, 2019. If you do not receive your voting instructions in the mail within the next 7 days, please contact E*TRADE Securities at 1-800-786-2575.

If you hold shares through other institutions such as a broker or bank, please follow the instructions sent to you as they will be slightly different.

Additional supporting documentation can also be found in the Argo Proxy Statement and the Argo Annual Report.

If you have any questions about our annual meeting or investor relations in general, please don’t hesitate to contact me or Susan Spivak Bernstein.

Craig Comeaux

VP, Secretary & Corporate Counsel

ADDITIONAL INFORMATION

Argo Group International Holdings, Ltd. (“Argo Group”) has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual General Meeting of Shareholders (the “2019 Annual General Meeting”). ARGO GROUP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Argo Group with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Argo Group, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Argo Group’s shareholders in connection with the matters to be considered at the 2019 Annual General Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.